Exhibit 16.1

December 28, 2023

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K of IMAC Holdings, Inc. to be filed with the Securities and Exchange Commission on December 29, 2023, and are in agreement with the statements contained therein.

Very truly yours,

/s/ Cherry Bekaert LLP